UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2020

The Sherwin-Williams Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West Prospect Avenue Cleveland, Ohio	44115
(Address of Principal Executive Offices)	(Zip Code)

(216) 566-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	SHW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The final voting results for the proposals submitted for a vote of shareholders at the Annual Meeting of Shareholders of The Sherwin-Williams Company (“Sherwin-Williams”) held on April 22, 2020 are set forth below.

Proposal 1. The shareholders elected the following 10 nominees as directors of Sherwin-Williams to serve until the next Annual Meeting of Shareholders and until their successors are elected. The voting results for the 10 nominees are as follows:

Name	For	Against	Abstentions	Broker Non-Votes
Kerrii B. Anderson	74,409,199	1,004,639	229,907	7,268,154
Arthur F. Anton	73,356,797	2,062,451	224,497	7,268,154
Jeff M. Fettig	71,264,190	4,114,058	265,497	7,268,154
Richard J. Kramer	74,716,433	656,068	271,244	7,268,154
Susan J. Kropf	73,134,200	2,294,409	215,136	7,268,154
John G. Morikis	72,211,486	2,929,233	503,026	7,268,154
Christine A. Poon	74,138,813	991,261	513,671	7,268,154
Michael H. Thaman	75,179,472	190,340	273,933	7,268,154
Matthew Thornton III	75,131,671	256,732	255,342	7,268,154
Steven H. Wunning	75,044,851	329,907	268,987	7,268,154

Proposal 2. The shareholders approved, on an advisory basis, the compensation of the named executives. The voting results are as follows:

For	Against	Abstentions	Broker Non-Votes
72,101,247	3,013,641	528,857	7,268,154

Proposal 3. The shareholders approved the ratification of the appointment of Ernst & Young LLP as Sherwin-Williams’ independent registered public accounting firm for 2020. The voting results are as follows:

For	Against	Abstentions	Broker Non-Votes
80,021,981	2,722,562	167,356	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

April 27, 2020	By:	/s/ Stephen J. Perisutti
	Name:	Stephen J. Perisutti
	Title:	Vice President, Deputy General Counsel and Assistant Secretary